Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos 333-272281 and 333-264845) and Form S-8 (Nos 333-272282, 333-272027, 333-271719, 333-264847, 333-255315 and 333-279290) of Recursion Pharmaceuticals, Inc. of our report dated March 21, 2024 relating to the financial statements of Exscientia Plc, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Reading, United Kingdom
September 3, 2024